Exhibit 99.1

Enova Reports Fourth Quarter and Full Year 2020 Results

- Compared to a year ago, quarterly diluted earnings per share from continuing operations increased from $0.87 to $6.47 and adjusted earnings per share increased from $0.92 to $2.39.

- Fourth quarter total company originations more than tripled from the third quarter to $536 million.

- The ratio of consolidated portfolio net charge-offs as a percentage of average combined loan and finance receivables was 4.7% in the fourth quarter, unchanged from the prior quarter and down from 15.6% a year ago.

- At December 31, cash and marketable securities totaled $388 million and available capacity on domestic committed facilities totaled $453 million.

CHICAGO, Feb. 4, 2021 PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology and analytics company offering consumer and small business loans and financing, today announced financial results for the fourth quarter and year ended December 31, 2020.

"Our strong financial and operating performance this year in the face of a pandemic reflects the adaptability of our technology driven online business," said David Fisher, Enova's CEO. "Our sophisticated world class analytics successfully navigated the shifting market conditions allowing us to rapidly increase originations in the back half of the year. In addition, due to the strength of our operating model and balance sheet we further diversified our business through the acquisition of OnDeck. Our broad product offerings position us well to continue to support our customers, generate sustainable and profitable growth and drive shareholder value."

Fourth Quarter 2020 Summary

  Total revenue of $264 million in the fourth quarter of 2020 decreased 24% from $345 million in the fourth quarter of 2019.
  Net revenue margin of 92.3% in the fourth quarter of 2020 compared to gross profit margin of 42.5% in the fourth quarter of 2019.
  Net income from continuing operations of $231 million, or $6.47 per diluted share, in the fourth quarter of 2020, compared to $30 million, or $0.87 per diluted share, in the fourth quarter of 2019.
  Fourth quarter 2020 adjusted EBITDA of $149 million, a non-GAAP measure, compared to $66 million in the fourth quarter of 2019.
  Adjusted earnings of $85 million, or $2.39 per diluted share, both non-GAAP measures, in the fourth quarter of 2020, compared to adjusted earnings of $31 million, or $0.92 per diluted share, in the fourth quarter of 2019.

Full Year 2020 Summary

  Total revenue of $1.084 billion in 2020 decreased 8% from $1.175 billion in 2019.
  Gross profit margin was 63.1% in 2020, compared to 48.7% in 2019.
  Net income from continuing operations of $378 million, or $11.71 per diluted share, in 2020 increased from $128 million, or $3.72 per diluted share, in 2019.
  Full year 2020 adjusted EBITDA of $415 million, a non-GAAP measure, increased from $276 million in 2019.
  Adjusted earnings of $235 million, or $7.26 per diluted share, a non-GAAP measure, in 2020 increased from adjusted earnings of $140 million, or $4.08 per diluted share, in 2019.

"Our strong financial performance this quarter reflects the continued robust credit quality of the portfolio as well as sequential growth in originations, receivables and revenue," said Steve Cunningham, CFO of Enova. "Our earnings capacity and balance sheet flexibility have us well positioned to leverage our machine learning driven analytics to continue to capture increased demand at attractive unit economics as the economy improves."

Outlook
Given the ongoing uncertainties related to COVID-19 resurgences, changes in governmental restrictions, potential economic stimulus, employment stabilization and business reopenings, the Company is not providing guidance for the first quarter of 2021.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call
Enova will host a conference call to discuss its fourth quarter results at 4 p.m. Central Time / 5 p.m. Eastern Time today, February 4th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to join the Enova International call. A replay of the conference call will be available until February 11, 2021, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova International Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10151286.

About Enova
Enova International (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided more than 7 million customers around the globe with access to more than $40 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit® and Simplic®; three brands serving small businesses, Headway Capital®, The Business Backer® and OnDeck®; and offers online lending platform services to lenders. Through its Enova Decisions™ brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since revenue is impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for lease termination and cease-use costs, gain on bargain purchase, losses on early extinguishment of debt, equity method investment income and acquisition-related costs shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

	December 31,
	2020	2019
Assets
Cash and cash equivalents	$297,273	$35,895
Restricted cash	71,927	45,069
Loans and finance receivables at fair value	1,241,506	—
Loans and finance receivables, net	—	1,062,650
Income taxes receivable	—	32,859
Other receivables and prepaid expenses	40,301	31,643
Property and equipment, net	79,417	54,540
Operating lease right-of-use asset	40,123	19,586
Goodwill	267,974	267,013
Intangible assets, net	26,008	2,185
Other assets	43,546	22,912
Total assets	$2,108,075	$1,574,352
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$124,071	$122,163
Operating lease liability	67,956	35,712
Income taxes currently payable	2,624	—
Deferred tax liabilities, net	48,129	48,683
Long-term debt	946,461	991,181
Total liabilities	1,189,241	1,197,739
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 41,936,784 and 35,764,943 shares issued and 35,762,926 and 32,974,714 outstanding as of December 31, 2020 and 2019, respectively	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid in capital	187,981	63,791
Retained earnings	849,466	372,681
Accumulated other comprehensive loss	(6,898)	(3,066)
Treasury stock, at cost (6,173,858 and 2,790,229 shares as of December 31, 2020 and 2019, respectively)	(113,201)	(56,793)
Total Enova International, Inc. stockholders' equity	917,348	376,613
Noncontrolling interest	1,486	—
Total stockholders' equity	918,834	376,613
Total liabilities and stockholders' equity	$2,108,075	$1,574,352

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$263,852	$345,262	$1,083,710	$1,174,757
Change in Fair Value	(20,349)	—	(399,517)	—
Cost of Revenue	—	(198,417)	—	(602,894)
Net Revenue/Gross Profit	243,503	146,845	684,193	571,863
Expenses
Marketing	27,605	35,705	69,780	115,132
Operations and technology	30,812	22,909	96,284	84,262
General and administrative	56,657	24,642	140,600	109,204
Depreciation and amortization	8,288	4,007	19,732	15,055
Total Expenses	123,362	87,263	326,396	323,653
Income from Operations	120,141	59,582	357,797	248,210
Interest expense, net	(27,304)	(19,751)	(86,691)	(75,604)
Foreign currency transaction gain (loss), net	521	(26)	514	(216)
Gain on bargain purchase	163,999	—	163,999	—
Loss on early extinguishment of debt	(827)	—	(827)	(2,321)
Equity method investment income	628	—	628	—
Income before Income Taxes	257,158	39,805	435,420	170,069
Provision for income taxes	26,379	10,277	57,191	42,053
Net income from continuing operations before noncontrolling interest	230,779	29,528	378,229	128,016
Less: Net income attributable to noncontrolling interest	85	—	85	—
Net income from continuing operations	230,694	29,528	378,144	128,016
Net loss from discontinued operations	(3)	(80,081)	(300)	(91,404)
Net income (loss) attributable to Enova International, Inc.	$230,691	$(50,553)	$377,844	$36,612
Earnings (Loss) Per Share attributable to Enova International, Inc.:
Earnings (loss) per common share – basic:
Continuing operations	$6.61	$0.88	$11.86	$3.80
Discontinued operations	—	(2.39)	(0.01)	(2.71)
Earnings (loss) per common share – basic	$6.61	$(1.51)	$11.85	$1.09
Earnings (loss) per common share – diluted:
Continuing operations	$6.47	$0.87	$11.71	$3.72
Discontinued operations	—	(2.35)	(0.01)	(2.66)
Earnings (loss) per common share – diluted	$6.47	$(1.48)	$11.70	$1.06
Weighted average common shares outstanding:
Basic	34,926	33,553	31,897	33,715
Diluted	35,645	34,119	32,302	34,398

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2020	2019
Cash flows provided by operating activities
Cash flows from operating activities - continuing operations	$741,171	$804,608
Cash flows from operating activities - discontinued operations	(300)	44,031
Cash flows provided by operating activities	740,871	848,639
Cash flows used in investing activities
Loans and finance receivables	2,986	(851,056)
Acquisitions, net of cash acquired	109,920	—
Property and equipment additions	(29,491)	(20,062)
Other investing activities	168	27
Cash flows from investing activities - continuing operations	83,583	(871,091)
Cash flows from investing activities - discontinued operations	—	(70,306)
Total cash flows used in investing activities	83,583	(941,397)
Cash flows provided by financing activities	(535,974)	95,484
Effect of exchange rates on cash	(244)	979
Net increase (decrease) in cash and cash equivalents and restricted cash	288,236	3,705
Less: increase in cash and cash equivalents from discontinued operations	—	26,976
Net increase (decrease) in cash, cash equivalents and restricted cash - continuing operations	288,236	30,681
Cash, cash equivalents and restricted cash at beginning of year	80,964	50,283
Cash, cash equivalents and restricted cash at end of period	$369,200	$80,964

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA
(dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for continuing operations for the three months ended December 31, 2020 and 2019.

Three Months Ended December 31	2020	2019	Change
Ending combined loan and finance receivable principal balance:
Company owned	$1,263,134	$1,121,408	$141,726
Guaranteed by the Company(a)	8,845	27,455	(18,610)
Total combined loan and finance receivable principal balance(b)	$1,271,979	$1,148,863	$123,116
Ending combined loan and finance receivable fair value balance:
Company owned	$1,241,506	N/A	N/A
Guaranteed by the Company(a)	10,289	N/A	N/A
Ending combined loan and finance receivable fair value balance(b)	$1,251,795	N/A	N/A
Fair value as a % of principal(c)	98.4%	N/A	N/A
Ending combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned	$1,310,171	$1,210,262	$99,909
Guaranteed by the Company(a)	10,163	27,560	(17,397)
Ending combined loan and finance receivable balance(b)	$1,320,334	$1,237,822	$82,512
Ending allowance for loan losses (prior to FVO adoption)	N/A	$178,450	N/A
Allowance for losses as a % of combined loan and finance receivable balance(c)	N/A	14.4%	N/A
Average combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned(d)	$1,153,358	$1,141,802	$11,556
Guaranteed by the Company(a)(d)	8,861	24,723	(15,862)
Average combined loan and finance receivable balance(a)(d)	$1,162,219	$1,166,525	$(4,306)

Revenue	$261,299	$343,144	$(81,845)
Change in fair value/cost of revenue	(20,349)	(198,417)	178,068
Net revenue/gross profit	240,950	144,727	96,223
Gross profit margin/net revenue margin	92.2%	42.2%	50.0%
Change in fair value/cost of revenue as a % of average loan and finance receivable balance(d)	1.8%	17.0%	(15.2)%

Delinquencies:
>30 days delinquent	$122,666	$83,315	$39,351
>30 days delinquent as a % of loan and finance receivable balance(c)	9.3%	6.7%	2.6%

Charge-offs:
Charge-offs (net of recoveries)	$55,087	$181,465	$(126,378)
Charge-offs (net of recoveries) as a % of average loan and finance receivable balance(d)	4.7%	15.6%	(10.9)%

(a)	Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated balance sheets.
(b)	Non-GAAP measure.
(c)	Determined using period-end balances.
(d)	The average combined loan and finance receivable balance is the average of the month-end balances during the period.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income from continuing operations	$230,694	$29,528	$378,144	$128,016
Adjustments:
Gain on bargain purchase(a)	(163,999)	—	(163,999)	—
Loss on early extinguishment of debt(b)	827	—	827	2,321
Acquisition-related costs(c)	13,430	—	20,023	—
Lease termination and cease use costs(d)	—	—	—	726
Intangible asset amortization	1,215	267	1,777	1,070
Stock-based compensation expense	7,153	2,183	18,041	11,967
Foreign currency transaction (gain) loss(e)	(506)	26	(499)	216
Cumulative tax effect of adjustments	(3,787)	(693)	(8,038)	(3,907)
Discrete tax adjustments(f)	—	—	(11,604)	(141)
Adjusted earnings	$85,027	$31,311	$234,672	$140,268

Diluted earnings per share	$6.47	$0.87	$11.71	$3.72

Adjusted earnings per share	$2.39	$0.92	$7.26	$4.08

Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income from continuing operations	$230,694	$29,528	$378,144	$128,016
Depreciation and amortization expenses(e)	8,282	4,007	19,726	15,055
Interest expense, net(e)	27,120	19,751	86,507	75,604
Foreign currency transaction (gain) loss(e)	(506)	26	(499)	216
Provision for income taxes	26,379	10,277	57,191	42,053
Stock-based compensation expense	7,153	2,183	18,041	11,967
Adjustments:
Lease termination and cease use costs(d)	—	—	—	370
Gain on bargain purchase(a)	(163,999)	—	(163,999)	—
Loss on early extinguishment of debt(b)	827	—	827	2,321
Equity method investment income	(628)	—	(628)	—
Acquisition-related costs(c)	13,430	—	20,023	—
Adjusted EBITDA	$148,752	$65,772	$415,333	$275,602

Adjusted EBITDA margin calculated as follows:
Total Revenue	$263,852	$345,262	$1,083,710	$1,174,757
Adjusted EBITDA	148,752	65,772	415,333	275,602
Adjusted EBITDA as a percentage of total revenue	56.4%	19.0%	38.3%	23.5%

(a)	In the fourth quarter of 2020, the Company recorded a $164.0 million gain on bargain purchase related to an acquisition.
(b)

In the fourth quarter of 2020, the Company recorded a loss on early extinguishment of debt of $0.8 million ($0.6 million net of tax) related to the repurchase of securitization notes. In the first quarter of 2019, the Company recorded a loss on early extinguishment of debt of $2.3 million ($1.8 million net of tax) related to the repurchase of $44.1 million principal amount of securitization notes.

(c)

In the fourth and third quarters of 2020, the Company incurred expenses totaling $13.4 million ($12.0 million net of tax) and $6.6 million ($5.0 million net of tax), respectively, related to an acquisition.

(d)

In the first quarter of 2019, the Company recorded impairment charges of $0.4 million ($0.3 million net of tax) to operating right-of-use lease assets and $0.3 million ($0.3 million net of tax) to leasehold improvement assets related to its decision to cease use and sublease a portion of a leased office space.

(e)	Excludes amounts attributable to noncontrolling interests.
(f)

In the third quarter of 2020, the Company recognized an $11.6 million income tax benefit resulting from the release of its liability for certain previously unrecognized tax benefits. In the first quarter of 2019, the Company recognized $0.1 million of interest income on a tax refund received as a result of the U.S. Tax Cuts and Jobs Act.

CONTACT: Public Relations Contact: Kaitlin Lowey, Email: media@enova.com; Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com; Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com